UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0–16159	41–1301878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 832-0993

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 27, 2011, LecTec Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) at the Marriott Minneapolis West in St. Louis Park, Minnesota. Gregory G. Freitag, Chief Executive Officer of the Company, presided. At the Annual Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Proxy Statement/Prospectus which was filed with the Securities and Exchange Commission and mailed to shareholders on September 6, 2011.

Proposal 1:

The Company’s shareholders approved the Company’s entry into the Agreement and Plan of Merger, dated as of May 31, 2011, by and among the Company, Nerve Merger Sub Corp., a subsidiary of the Company (“Merger Sub”), and AxoGen Corporation (“AxoGen”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 2011, and Amendment No. 2 to Agreement and Plan of Merger, dated as of August 9, 2011, by and among the Company, Merger Sub and AxoGen (the “Merger Agreement”) and the consummation of the transactions contemplated thereby and the performance of the Company’s obligations under the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,330,868	55,891	1,382	1,267,582

Proposal 2:

The Company’s shareholders approved the amendment and restatement of the Company’s Articles of Incorporation to, among other things, increase the number of authorized shares of the Company’s capital stock from 15,000,000 to 50,000,000 and change the Company’s name to AxoGen, Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,581,332	74,106	285	—

Proposal 3:

The Company’s shareholders approved the amendment and restatement of the Company’s bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,564,979	90,458	286	—

Proposal 4:

The Company’s shareholders elected each of the seven director nominees to a one-year term and until the director’s successor is elected and qualified (except in the case of earlier death, resignation or removal), subject to the closing of the merger pursuant to the Merger Agreement.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Gregory G. Freitag	2,331,550	56,591	–	–
Mark Gold	2,332,450	55,691	–	–
Jamie Grooms	2,333,800	54,341	–	–
John Harper	2,332,789	55,691	–	–
Joe Mandato	2,331,550	56,591	–	–
Robert J. Rudelius	2,265,675	122,466	–	–
Karen Zaderej	2,333,800	54,341	–	–

Proposal 5:

The Company’s shareholders approved an amendment to the Company’s 2010 Stock Incentive Plan (the “Plan”) to, among other things, increase the number of shares of common stock authorized for issuance under the Plan by 2,300,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,248,121	139,688	332	1,267,582

Proposal 6:

The Company’s shareholders ratified the appointment of Lurie Besikof Lapidus & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,648,050	4,463	3,210	—

Item 8.01. Other Events.

On September 28, 2011, the Company issued a press release announcing that the Company’s shareholders had approved the Merger Agreement at the Annual Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of LecTec Corporation, dated September 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION

By:	/s/ Gregory G. Freitag

Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer

Date: September 29, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of LecTec Corporation, dated September 28, 2011.